Exhibit 99.1

Yum China Achieved a Strong First Quarter with Same-Store Sales Growth of 1%;

Operating Profit Grew 22%; Restaurant Margin Expanded to 23%

Shanghai, China (April 6, 2017) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC) today reported unaudited results for the first quarter ended February 28, 2017.

First-Quarter Highlights

●	Same-store sales grew 1%, including growth of 1% at KFC and 2% at Pizza Hut Casual Dining.
●	Total system sales grew 4%, including growth of 3% at KFC and 9% at Pizza Hut Casual Dining, excluding foreign currency translation (“F/X”).
●	Opened 133 new restaurants during the quarter.
●	Total restaurant margin increased 3.7 percentage points to 23.0%, primarily aided by the impact of retail tax structure reform implemented on May 1, 2016.
●	Operating profit grew 22%, and 27% excluding F/X, primarily aided by the impact of retail tax structure reform. F/X negatively impacted operating profit by $12 million.
●	Net income increased 21% to $175 million.
●	Adjusted EBITDA increased 14% to $320 million.
●	Basic EPS increased 14% to $0.45 and diluted EPS increased 12% to $0.44.

Key Results

% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit

Yum China	+4	+1	+6	+22
KFC	+3	+1	+5	+9
Pizza Hut Casual Dining	+9	+2	+9	+67

	First Quarter
(in US$ million, except			% Change
for per share data and percentages)	2017	2016	Reported	Ex F/X
Operating Profit	$254	$209	+22	+27
Net Income	$175	$145	+21	+27
Adjusted EBITDA	$320	$279	+14	+20
Basic EPS	$0.45	$0.40	+14	+19
Diluted EPS	$0.44	$0.40	+12	+17

Note:  All comparisons are versus the same period a year ago.

Consistent with prior years, Yum China’s fiscal first quarter includes January and February results. First quarter 2016 had an extra day resulting from leap year.

No Special Items in the first quarter 2016 or 2017.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc. •   Website http://ir.yumchina.com

CEO Comments

“I am very pleased with our performance in the first quarter of 2017, and at Yum China we are facing the future with increasing confidence. Both KFC and Pizza Hut Casual Dining delivered positive same-store sales in the first quarter of 2017, with KFC successfully lapping a particularly strong year ago performance. In addition to a good sales performance, our new unit builds, restaurant margin and operating profit showed strong improvement. We have over 7,600 restaurants, with a two-to-one lead over the nearest Western Quick-Service Restaurant competitor and an approximately six-to-one lead over the nearest Western Casual Dining Restaurant competitor, in China”, said Micky Pant, CEO.

“We are especially gratified with the progress made on two key drivers of growth – Digital and Delivery. A network of over 4,400 restaurants in our system offer delivery services and we believe we have established an infrastructure for continued growth.  In the first quarter of 2017, delivery represented about 12% of our company sales.  With approximately 93 million loyalty program members between KFC and Pizza Hut Casual Dining, we believe we have unprecedented insights into consumer behavior and have been engaging with them across the digital eco-system: from pre-order to payment.

We remain confident in our ability to deliver 550-600 new builds while delivering a double digit growth in operating profit, excluding F/X, in 2017. More importantly we feel our foundation is even stronger to capitalize on the long-term potential of China, and generate strong returns for our stockholders.”

New-Unit Development and Asset Upgrades

●	Opened 133 new restaurants during the quarter. Remodeled 32 restaurants, led by KFC.

	New Units	Restaurant Count
	First	As of First Quarter End
	Quarter	2017	2016
Yum China	133	7,663	7,205
KFC	72	5,276	5,019
Pizza Hut Casual Dining	30	1,738	1,596
Pizza Hut Home Service, Little Sheep, East Dawning and Taco Bell	31	649	590

Total Restaurant Count

	Restaurant Count
	As of First Quarter End
	2017	2016
Restaurants	7,663	7,205
Company-owned	6,080	5,779
Unconsolidated Affiliates	848	803
Franchisees	735	623

Digital and Delivery

●	Members in the loyalty programs increased to approximately 70 million for KFC and 23 million for Pizza Hut Casual Dining at the end of the first quarter of 2017.
●	Mobile payments reached about 30% of company sales in the first quarter of 2017, with over $500 million in company sales paid using cashless payment methods.
●	As of the end of the first quarter, over 4,400 restaurants across China offered delivery services. Delivery represented about 12% of company sales in the quarter.

Restaurant Margin

●

Restaurant margin for Yum China increased 3.7 percentage points to 23.0%, primarily aided by the impact of retail tax structure reform and profit generated from additional sales at KFC and Pizza Hut Casual Dining, partially offset by wage inflation and commodity inflation.

	First Quarter
	2017	2016	% ppts change
Yum China	23.0%	19.3%	3.7
KFC	23.6%	21.2%	2.4
Pizza Hut Casual Dining	23.0%	15.8%	7.2

Conference Call

Yum China Holdings, Inc. will host a conference call to review the Company's financial performance and strategies at 8:00 p.m. U.S. Eastern Time on Wednesday, April 5, 2017 (8:00 a.m. Beijing/Hong Kong Time on Thursday, April 6, 2017).  A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com

U.S.:	+1-845-675-0437
Hong Kong:	+852-3018-6771
Mainland China:	400-6208-038 or 800-8190-121
International:	+65-6713-5090
Passcode:	Yum China

A live webcast of the call may also be accessed at http://edge.media-server.com/m/p/r6vbwxvk.

A replay of the conference call may be accessed by phone at the following numbers two hours after the call ends until 9:00 a.m. U.S. Eastern Time on Thursday, April 13, 2017 (9:00 p.m. Beijing/Hong Kong Time on Thursday, April 13, 2017):

U.S.:	+1-855-452-5696
International:	+61-2-8199-0299
Passcode:	83022079

The webcast and the playback can be accessed via the internet by visiting the Yum China Holdings, Inc. website, http://ir.yumchina.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans and earnings and performance of Yum China, anticipated effects of population and macroeconomic trends, and statements regarding the capital structure of Yum China. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, which opened its first restaurant in China at the end of 2016. Yum China also owns the Little Sheep and East Dawning concepts outright. Yum China is well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers' daily lives, expanding geographic footprint in China and existing operational expertise. It has a strong capital position, no external debt and expects to continue growing its system sales and profit by adding new restaurants and through growing same-store sales. Yum China had more than 7,600 restaurants and more than 420,000 employees in over 1,100 cities at the end of February 2017. A new generation of younger consumers who are digitally sophisticated and brand driven are fueling growth in consumption in China. The ongoing growth of the middle class and urban population in China is expected to create the world's largest market for restaurant brands, with Yum China poised to be the market leader.

Analysts are invited to contact:
Christie Ju, Vice President – Finance, Investor Relations, at +86 21 2407 8090 Elaine Lai, Director – Finance, Investor Relations, at +86 21 2407 8278

Members of the media are invited to contact:
Forest Liu, Director, Public Affairs, at +86 21 2407 7505

Yum China Holdings, Inc.

Condensed Consolidated and Combined Summary of Results

(amounts in US$ million, except for number of shares and per share amounts)

(unaudited)

	Quarter ended		% Change
	2/28/2017	2/29/2016	B/(W)
Revenues
Company sales	$1,257	$1,278	(2)
Franchise fees and income	27	25	5
Total revenues	1,284	1,303	(2)
Costs and Expenses, Net
Company restaurants
Food and paper	345	385	10
Payroll and employee benefits	257	245	(5)
Occupancy and other operating expenses	366	402	9
Company restaurant expenses	968	1,032	6
General and administrative expenses	67	66	—
Franchise expenses	13	14	10
Refranchising gain, net	(1)	(3)	(64)
Other income, net	(17)	(15)	12
Total costs and expenses, net	1,030	1,094	6
Operating Profit	254	209	22
Interest income, net	2	2	47
Income Before Income Taxes	256	211	22
Income tax provision	(76)	(62)	(23)
Net income – including noncontrolling interests	180	149	21
Net income – noncontrolling interests	5	4	10
Net Income – Yum China Holdings, Inc.	$175	$145	21
Effective tax rate	29.9%	29.5%	(0.4)	ppts.

Basic Earnings Per Common Share	$0.45	$0.40	14
Weighted average shares outstanding	387,525,034	363,758,219	NM

Diluted Earnings Per Common Share	$0.44	$0.40	12
Weighted average shares outstanding	395,347,021	363,758,219	NM

Company sales	100.0%	100.0%
Food and paper	27.5	30.1	2.6	ppts.
Payroll and employee benefits	20.5	19.2	(1.3)	ppts.
Occupancy and other operating expenses	29.0	31.4	2.4	ppts.
Restaurant margin	23.0%	19.3%	3.7	ppts.
Operating margin	20.2%	16.4%	3.9	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change
	2/28/2017	2/29/2016	B/(W)
Revenues
Company sales	$870	$897	(3)
Franchise fees and income	26	24	3
Total revenues	896	921	(3)
Costs and Expenses, Net
Company restaurants
Food and paper	251	275	9
Payroll and employee benefits	167	159	(6)
Occupancy and other operating expenses	247	272	10
Company restaurant expenses	665	706	6
General and administrative expenses	25	24	(7)
Franchise expenses	13	14	10
Closures and impairment expenses, net	1	—	NM
Other income, net	(15)	(14)	13
Total costs and expenses, net	689	730	6
Operating Profit	$207	$191	9
Company sales	100.0%	100.0%
Food and paper	28.9	30.7	1.8	ppts.
Payroll and employee benefits	19.3	17.7	(1.6)	ppts.
Occupancy and other operating expenses	28.2	30.4	2.2	ppts.
Restaurant margin	23.6%	21.2%	2.4	ppts.
Operating margin	23.8%	21.3%	2.5	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Casual Dining Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change
	2/28/2017	2/29/2016	B/(W)
Revenues
Company sales	$339	$328	3
Franchise fees and income	—	—	NM
Total revenues	339	328	3
Costs and Expenses, Net
Company restaurants
Food and paper	80	92	13
Payroll and employee benefits	75	71	(6)
Occupancy and other operating expenses	106	113	6
Company restaurant expenses	261	276	6
General and administrative expenses	14	13	—
Closures and impairment expenses, net	(1)	—	NM
Total costs and expenses, net	274	289	5
Operating Profit	$65	$39	67
Company sales	100.0%	100.0%
Food and paper	23.7	28.2	4.5	ppts.
Payroll and employee benefits	22.2	21.7	(0.5)	ppts.
Occupancy and other operating expenses	31.1	34.3	3.2	ppts.
Restaurant margin	23.0%	15.8%	7.2	ppts.
Operating margin	19.3%	12.0%	7.3	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(amounts in US$ million, except for number of shares)

(unaudited)

	2/28/2017	12/31/2016
ASSETS
Current Assets
Cash and cash equivalents	$1,074	$885
Short-term investments	180	79
Accounts receivable, net	68	74
Inventories, net	231	268
Prepaid expenses and other current assets	169	120
Total Current Assets	1,722	1,426
Property, plant and equipment, net	1,627	1,647
Goodwill	80	79
Intangible assets, net	87	88
Investments in unconsolidated affiliates	37	71
Other assets	261	254
Deferred income taxes	163	162
Total Assets	3,977	3,727
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	984	971
Income taxes payable	84	33
Total Current Liabilities	1,068	1,004
Capital lease obligations	28	28
Other liabilities and deferred credits	251	252
Total Liabilities	1,347	1,284

Equity
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 384,311,143 shares and 383,344,835.42 shares issued and outstanding at February 28, 2017 and December 31, 2016, respectively	4	4
Treasury stock	(20)	(20)
Additional paid-in capital	2,359	2,352
Retained earnings	215	40
Accumulated other comprehensive income	22	1
Total Equity – Yum China Holdings, Inc.	2,580	2,377
Noncontrolling interests	50	66
Total Equity	2,630	2,443
Total Liabilities and Equity	$3,977	$3,727

Yum China Holdings, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Quarter ended
	2/28/2017	2/29/2016
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$180	$149
Depreciation and amortization	64	68
Refranchising gain	(1)	(3)
Deferred income taxes	(1)	(19)
Equity income from investments in unconsolidated affiliates	(17)	(16)
Share-based compensation expense	3	3
Changes in accounts receivable	8	(8)
Changes in inventories	40	17
Changes in prepaid expenses and other current assets	5	7
Changes in accounts payable and other current liabilities	31	113
Changes in income taxes payable	51	56
Other, net	(6)	6
Net Cash Provided by Operating Activities	357	373
Cash Flows - Investing Activities
Capital spending	(74)	(80)
Purchase of short-term investments	(100)	(54)
Proceeds from refranchising of restaurants	2	7
Other, net	(1)	(1)
Net Cash Used in Investing Activities	(173)	(128)
Cash Flows - Financing Activities
Net transfers from Parent	—	7
Payment of capital lease obligations	(1)	—
Net Cash (Used in) Provided by Financing Activities	(1)	7
Effect of Exchange Rates on Cash and Cash Equivalents	6	(5)
Net Increase in Cash and Cash Equivalents	189	247
Cash and Cash Equivalents – Beginning of Period	885	425
Cash and Cash Equivalents – End of Period	$1,074	$672

Reconciliation of Reported Results to Non-GAAP Measures

(amounts in US$ million)

(unaudited)

In this press release:

●

The Company provides certain percentage changes excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Condensed Consolidated and Combined Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●	Same-store sales growth is the estimated percentage change in sales of all restaurants that have been open and in the Company system one year or more.
●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, depreciation, amortization and other items. This non-GAAP measure is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of this non-GAAP measure provides additional information to investors to facilitate the comparison of past and present results.  This non-GAAP measure should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Condensed Consolidated and Combined Summary of Results and other information presented herein. A reconciliation of this non-GAAP measure to its most directly comparable GAAP measure follows.

Reconciliation of Net Income to Adjusted EBITDA

(amounts in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter ended
	2/28/2017	2/29/2016
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$175	$145
Net income – noncontrolling interests	5	4
Income tax provision	76	62
Interest income, net	(2)	(2)
Operating Profit	254	209
Depreciation and amortization	64	68
Store impairment charges	2	2
Adjusted EBITDA	$320	$279

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 2/28/2017	KFC	Pizza Hut Casual Dining	Others	Corporate and Unallocated	Total
Total revenues	$896	$339	$49	$—	$1,284
Company restaurant expenses	665	261	42	—	968
General and administrative expenses	25	14	5	23	67
Franchise expenses	13	—	—	—	13
Closures and impairment expenses, net	1	(1)	—	—	—
Refranchising gain, net	—	—	—	(1)	(1)
Other income, net	(15)	—	(2)	—	(17)
	689	274	45	22	1,030
Operating Profit (Loss)	$207	$65	$4	$(22)	$254

Quarter Ended 2/29/2016	KFC	Pizza Hut Casual Dining	Others	Corporate and Unallocated	Total
Total revenues	$921	$328	$54	$—	$1,303
Company restaurant expenses	706	276	50	—	1,032
General and administrative expenses	24	13	5	24	66
Franchise expenses	14	—	—	—	14
Refranchising gain, net	—	—	—	(3)	(3)
Other income, net	(14)	—	(1)	—	(15)
	730	289	54	21	1,094
Operating Profit (Loss)	$191	$39	$—	$(21)	$209